EXHIBIT 99
                                                                            NEWS


                                               Company Contact: Anthony Christon
                                                         Chief Financial Officer
                                                                    Jaclyn, Inc.
                                                                  (201) 868-9400

                  JACLYN, INC. REPORTS RESULTS FOR QUARTER AND
                  --------------------------------------------
                        NINE-MONTHS ENDED MARCH 31, 2006
                        --------------------------------

FOR IMMEDIATE RELEASE
---------------------

West New York, NJ, May 15, 2006..........................Jaclyn, Inc. (AMEX:JLN)
today reported financial results for the quarter and nine-months ended March 31, 2006.

Net Sales for the quarter were $27,939,000, compared to $22,476,000 for last year's comparable quarter. The Company reported a net loss of $22,000, or $.01 per diluted share, for the quarter ended March 31, 2006. This compares to a net loss of $640,000, or $.24 per diluted share, for the same period last year.

Net sales for the nine-month period ended March 31, 2006 were $92,701,000, compared to $96,722,000 for the same period last year. Net earnings for the nine-month period ended March 31, 2006 were $1,055,000, or $.41 per diluted share, compared to net earnings of $381,000, or $.14 per diluted share, in the first nine months of the prior year.

Mr. Allan Ginsburg, Chairman of the Board, stated that "we are pleased with the improved results experienced during the third quarter compared to the same period last year. Higher sales volume and higher margins, mostly in the infants' and children's apparel and handbag businesses, accounted for the improvement." He added, . . . "our financial condition continues to be strong and we are continuing to explore business opportunities which have synergy with our existing businesses."

Note: This press release may contain forward-looking statements that are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual performance and results may vary as a result of a number of risks, uncertainties and other factors, both foreseen and unforeseen, including general economic and business conditions, competition in the accessories and apparel markets, continuing favorable sales patterns, pricing and consumer buying trends Additional uncertainty exists for the potential negative impact that a recurrence of Sudden Acute Respiratory Syndrome ("SARS") or other potential widespread health hazards may have on our business relative to production in the Far East and other countries in which we operate.

                              *   *   *   *   *

Jaclyn, Inc. is a designer, manufacturer and marketer of apparel, women's sleepwear, infants' and children's apparel, handbags, premium incentives and related accessories. Website: jaclyninc.com

                          JACLYN, INC. AND SUBSIDIARIES


           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                         Third Quarter                    Nine Months
                                        Ended March 31,                 Ended March 31,
                                 ----------------------------    ---------------------------

                                     2006            2005            2006           2005
                                 ------------    ------------    ------------   ------------
Net Sales                        $ 27,939,000    $ 22,476,000    $ 92,701,000   $ 96,722,000

Net (loss) earnings              $    (22,000)   $   (640,000)   $  1,055,000   $    381,000

Net (loss) earnings per
    Common Share- basic          $       (.01)   $       (.24)   $        .42   $        .15

Net (loss) earnings  per
    Common Share- diluted        $       (.01)   $       (.24)   $        .41   $        .14

Average Number of
    Shares Outstanding-diluted      2,455,000       2,624,000       2,557,000      2,704,000